UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36401	39-1975614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 West 9000 South, Suite A West Jordan, Utah	84088
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 566-6681

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	SPWH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Chief Executive Officer

On January 21, 2022, Sportsman’s Warehouse Holdings, Inc. (the “Company”) entered into a new employment agreement with Jon Barker, the Company’s Chief Executive Officer (the “Employment Agreement”), which amends and restates in its entirety the previous employment agreement between the Company and Mr. Barker dated May 11, 2018.

The Employment Agreement provides for an indefinite term subject to termination by either party. The Employment Agreement provides for an annual base salary of $975,000 for Mr. Barker (effective as of January 1, 2022), which may be increased but not decreased in the sole discretion of the Company’s Board of Directors (the “Board”) (or a committee thereof). The Employment Agreement also provides for (i) a target annual bonus opportunity of 150% of Mr. Barker’s base salary beginning with the Company’s fiscal year 2022, with the actual amount of Mr. Barker’s annual bonus to be determined by the Board (or a committee thereof) each year, and (ii) a one-time special bonus of $500,000 to be paid within 30 days of the execution of the Employment Agreement, subject to repayment if within 12 months of the date of the Employment Agreement the Company terminates his employment for “Gross Misconduct” or Mr. Barker voluntarily resigns for other than “Good Reason” (as such terms are defined in the Employment Agreement). Mr. Barker will also be eligible to receive an equity award having a grant date fair market value of $2.25 million split equally between restricted stock units and performance stock units. The vesting terms and conditions of the foregoing equity award will be determined by the Board (or a committee thereof) in its sole and absolute discretion and such award will be granted in accordance with the Company’s standard equity grant schedule for fiscal year 2022. Mr. Barker will be eligible to receive subsequent annual equity awards from the Company in the Board’s discretion, to receive reimbursement for the cost of an annual physical exam, and to participate in the employee benefit plans available to other executives of the Company.

In the event Mr. Barker’s employment is terminated by Company other than because of Mr. Barker’s “Gross Misconduct” or by Mr. Barker for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Barker will be entitled to receive, subject to him providing a general release of claims in favor of the Company, (i) continued payment of his base salary for 15 months (or 18 months if such termination occurs on or following a “Change in Control” of the Company, as such term is defined in the Employment Agreement), (ii) payment of pro-rated target annual bonus for the fiscal year of termination, (iii) reimbursement of COBRA premiums for up to 15 months (or 18 months if such termination occurs on or following a Change in Control of the Company), (iv) continued participation in any merchandise discount program offered to employees for 12 months, and (v) if such termination occurs on or following a Change in Control of the Company, full acceleration of any outstanding time-based equity awards granted by the Company.

The Employment Agreement also contains certain restrictive covenants including an indefinite confidentiality clause, twelve month post-termination non-competition clause, twenty-four month post-termination non-solicitation of employees or independent contractors clause, and non-disparagement clause.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Chief Financial Officer

As previously disclosed, Jeff White was appointed Vice President of Finance, Chief Accounting Officer, Interim Chief Financial Officer and Secretary of the Company, effective September 26, 2021. On January 21, 2022, the Board appointed Mr. White as Chief Financial Officer of the Company, effective immediately. Mr. White will continue to serve as the Company’s Secretary and as its principal accounting officer and principal financial officer.

Mr. White, 36, has served as Secretary since September 2021 and previously served as Vice President of Finance, Chief Accounting Officer and Interim Chief Financial Officer of the Company from September 2021 to January 21, 2022. From August 2016 to September 2021, Mr. White served as the Company’s Senior Director, Finance and Accounting. Prior to his time at the Company, Mr. White served as Manager at KPMG LLP from August 2011 to August 2016.

In connection with his appointment as Chief Financial Officer and Secretary, Mr. White will receive an annual base salary of $350,000 (effective as of January 21, 2022). He will also have a target annual bonus opportunity of 50% of his base salary beginning with the Company’s fiscal year 2022, with the actual amount of Mr. White’s annual bonus to be determined by the Board (or a committee thereof) each year. Mr. White will also be eligible to receive an equity award having a grant date fair market value of $450,000 split equally between restricted stock units and performance stock units. The vesting terms and conditions of the foregoing equity award will be determined by the Board (or a committee thereof) in its sole and absolute discretion and such award will be granted in accordance with the Company’s standard equity grant schedule for fiscal year 2022.

There were no changes to the severance agreement, dated September 26, 2021, entered into between the Company and Mr. White (the “Severance Agreement”) as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2021.

In addition, the Company and Mr. White entered into a special bonus letter agreement (the “Letter Agreement”), pursuant to which Mr. White will receive an additional one-time special bonus of $150,000 (the “Special Bonus”), to be paid within 30 days of the execution of the Letter Agreement. The Special Bonus is subject to repayment if within 12 months of the date of the Letter Agreement the Company terminates Mr. White’s employment for “Gross Misconduct” or Mr. White voluntarily resigns for other than “Good Reason” (as each such term is defined in the Severance Agreement).

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no arrangements or understandings between Mr. White and any other persons pursuant to which he was selected as Chief Financial Officer of the Company. There are also no family relationships between Mr. White and any director or executive officer of the Company and Mr. White has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

As previously disclosed on December 2, 2021, following feedback from the Federal Trade Commission (“FTC”) that led the Company and Great Outdoors Group, LLC (“Great Outdoors Group”) to believe they would not obtain FTC clearance to consummate their merger, the parties determined that the best course of action was to terminate their Agreement and Plan of Merger, dated December 21, 2020 (the “Merger Agreement”). Under the termination agreement entered into between the Company and Great Outdoors Group, Great Outdoors Group paid the Company the Parent Termination Fee (as defined in the Merger Agreement) of $55.0 million. Following the termination, the Company’s Board and management have initiated a number of actions to reposition the Company for continued success on a standalone basis. These actions include refining the Company’s long-range strategic plan, undertaking a reevaluation of the Company’s capital allocation priorities, and entering into new retention agreements with senior executives and leaders across the Company. The Company expects to provide an update on many of these initiatives prior to or concurrent with the filing of its fourth quarter and fiscal year 2021 results. The Board and the Company’s management team are committed to continuing to act in the best interest of the Company and its stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated January 21, 2022, between Sportsman’s Warehouse Holdings, Inc. and Jon Barker.

Exhibit 10.2	Letter Agreement, dated January 21, 2022, between Sportsman’s Warehouse Holdings, Inc. and Jeff White.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

By:	/s/ Jon Barker
Name:	Jon Barker
Title:	President and Chief Executive Officer

Date: January 27, 2022